UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2013

Omnicare, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

1-8269	31-1001351
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Omnicare Center 201 East 4th Street Cincinnati, Ohio 45202
(Address of Principal Executive Offices, Including Zip Code)

(513) 719-2600
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 22, 2013, Omnicare, Inc. (the “Company”) announced that the Company entered into separate, privately negotiated exchange agreements under which it will retire approximately $180.46 million in aggregate principal amount of the Company’s outstanding 3.75% Convertible Senior Subordinated Notes due 2025 (the “3.75% Notes”) in exchange for its issuance of $424.25 million in aggregate principal amount of new 3.50% Convertible Senior Subordinated Notes due 2044 (the “New Notes”) with an original issue price of approximately $388.83 million (which issue price will accrete on a semi-annual basis).

The New Notes will be issued pursuant to the Indenture, dated June 13, 2003, between the Company and U.S. Bank National Association (as successor to SunTrust Bank), as trustee (the “Trustee”), as supplemented by the Ninth Supplemental Indenture, to be dated as of August 28, 2013 (the “Ninth Supplemental Indenture”) among the Company, the subsidiary guarantors party thereto and the Trustee. The New Notes will be guaranteed on an unsecured senior subordinated basis by substantially all of the Company’s existing and future direct and indirect domestic subsidiaries, subject to certain exceptions. The New Notes rank pari passu with the Company’s and the guarantors’ existing and future senior subordinated debt, including the 3.75% Notes that remain outstanding, and are subordinated to all of the Company’s and the guarantors’ senior debt.

The Company offered the New Notes to certain holders of the 3.75% Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. Shares of the Company’s common stock, into which the New Notes are convertible, have been reserved for issuance by the Company and will be listed, subject to official notice of issuance, on the New York Stock Exchange.

The New Notes will bear regular cash interest at a rate of 3.50% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2014. Beginning with the contingent interest period starting on February 15, 2024, contingent interest is payable if the trading price of the New Notes for the specified periods is greater than or equal to an upside trigger of $1,200 per $1,000 principal amount of the New Notes. In addition, beginning with the contingent interest period starting on February 15, 2021, contingent interest is payable if the trading price of the New Notes for the specified periods is less than or equal to the downside trigger, which is initially $550 per $1,000 principal amount of the New Notes and will increase as described in the Ninth Supplemental Indenture. The amount of contingent interest payable per $1,000 principal amount of New Notes in respect of any contingent interest period is equal to (i) in the case of contingent interest payable as a result of the upside trigger, 0.25% of the average trading price of the New Notes during the specified measurement period and (ii) in the case of contingent interest payable as a result of the downside trigger, 0.50% of the principal amount of such New Notes.

The New Notes will mature on February 15, 2044, unless earlier redeemed, repurchased or converted. On or before February 15, 2019, the Company may redeem all or any part of the New Notes if the Daily VWAP of its common stock is at least 130% of the conversion price for at least 20 trading days during any 30 consecutive trading day period, at a redemption price equal to the principal amount plus accrued but unpaid interest. After February 15, 2019, the Company may at its option redeem all or any part of the New Notes at a redemption price equal to the accreted issue price to date plus accrued but unpaid interest.

Upon certain circumstances, the New Notes will be convertible into cash and, if applicable, shares of the Company’s common stock at an initial conversion rate of 14.2857 shares per $1,000 principal amount of New Notes (subject to adjustment in certain events). This is equivalent to an initial conversion price of approximately $70 per share, representing a 28.44% premium over the $54.50 closing price of the Company’s common stock on the New York Stock Exchange on August 22, 2013.

Holders may convert the New Notes into shares of the Company’s common stock under any of the following circumstances (each as described in the Ninth Supplemental Indenture):

•
Prior to February 15, 2042, during any calendar quarter beginning after September 30, 2013 (and only during such calendar quarter) if the closing sale price of the Company’s common stock for at least 20 trading days in the 30 consecutive trading days ending on, and including, the last trading day of the previous calendar quarter is more than 130% of the conversion price;

•	At any time (without regard to stock price) on or after February 15, 2042;

•	If the New Notes have been called for redemption;

•	If specified distributions to holders of the Company’s common stock are made, or specified corporate events occur; or

•
During the five consecutive business days after any five consecutive trading day period in which the trading price per $1,000 principal amount of New Notes on each such trading day is less than 98% of the product of the closing sale price of the Company’s common stock on such trading day and the conversion rate of the New Notes.

In the event that a conversion in connection with a redemption or certain types of fundamental changes occur, the Company will increase the conversion rate as provided in the Ninth Supplemental Indenture. In addition, holders may require the Company to repurchase all or a portion of their Notes upon a fundamental change at a cash repurchase price equal to the accreted issue price to date plus accrued but unpaid interest.

The foregoing description of the New Notes, the Ninth Supplemental Indenture, and the exchange of the 3.75% Notes for the New Notes does not purport to be complete and is qualified in its entirety by reference to the Ninth Supplemental Indenture (which includes the form of the New Note) and the Form of Exchange Agreement, copies of which are filed as Exhibits 4.2 and 10.1 hereto, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated herein by reference.

Item 8.01    Other Events.

On August 22, 2013, the Company agreed to repurchase, in separate, privately negotiated transactions, approximately $5.15 million in aggregate principal amount of the 3.75% Notes for an aggregate cash purchase price of approximately $11.10 million, plus accrued but unpaid interest.

Also on August 22, 2013, the Company agreed to repurchase, in separate, privately negotiated transactions, $150 million in aggregate principal amount of the Company’s outstanding 7.75% Senior Subordinated Notes due 2020 for an aggregate cash purchase price of approximately $169.31 million, plus accrued but unpaid interest.

A copy of the press release issued by the Company on August 22, 2013 announcing the exchange and repurchase transactions is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

4.1
Indenture, dated as of June 13, 2003 between Omnicare, Inc. and U.S. Bank National Association (as successor to SunTrust Bank), as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC June 16, 2003).

4.2	Form of Ninth Supplemental Indenture to be entered into between Omnicare, Inc., the guarantors party thereto and U.S. Bank National Association (as successor to SunTrust Bank), as trustee.

4.3	Form of 3.50% Convertible Senior Subordinated Note due 2044 (incorporated by reference to Exhibit A to Exhibit 4.2 hereto).

10.1	Form of Exchange Agreement.

99.1	Press Release of Omnicare, Inc., dated August 22, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.

By:	/s/ Alexander M. Kayne
Name: Alexander M. Kayne
Title: Senior Vice President, General Counsel and Secretary

Dated:  August 23, 2013

EXHIBIT INDEX

Exhibit No.    Description

4.1
Indenture, dated as of June 13, 2003 between Omnicare, Inc. and U.S. Bank National Association (as successor to SunTrust Bank), as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC June 16, 2003).

4.2	Form of Ninth Supplemental Indenture to be entered into between Omnicare, Inc., the guarantors party thereto and U.S. Bank National Association (as successor to SunTrust Bank), as trustee.

4.3	Form of 3.50% Convertible Senior Subordinated Note due 2044 (incorporated by reference to Exhibit A to Exhibit 4.2 hereto).

10.1	Form of Exchange Agreement.

99.1	Press Release of Omnicare, Inc., dated August 22, 2013.